Exhibit 99.1

Pixelworks Reports First Quarter 2026 Financial Results

PORTLAND, Ore., May 14, 2026 – Pixelworks, Inc. (NASDAQ: PXLW) (“Pixelworks” or the “Company”), a provider of innovative cinematic and enhanced visualization solutions, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 and Recent Highlights
•TrueCut Motion™ platform used to enable cinematic innovation in the post-production of groundbreaking concert film, Billie Eilish: Hit Me Hard and Soft – The Tour Live in 3D
•Received endorsement from Vue, the largest privately owned cinema operator in Europe, to bring advanced TrueCut Motion grading technology to movies in its premium cinematic experience auditoriums
•Closed sale of Pixelworks’ Shanghai semiconductor subsidiary to VeriSilicon in January 2026, strengthening the Company’s financial position and flexibility
•Completed restructuring and streamlining of operations, refocusing the remaining organization on the Company’s global technology licensing business
•Ended first quarter with cash and cash equivalents balance of approximately $58 million as of March 31, 2026, and no debt
•Board of Directors authorized newly established stock repurchase program in the amount of $5 million

“Following the closed sale of our Shanghai-based subsidiary in early January, we completed a series of planned restructuring actions to streamline our post-transaction organization and cost structure to align with our go-forward strategy and business model,” stated Todd DeBonis, Chairman and CEO of Pixelworks. “Today, Pixelworks is a repositioned and focused company with the entire team now directly supporting our strategy of building a global technology licensing business.

“Underpinned by our proven TrueCut Motion platform as well as significant intellectual property and expertise in visual imaging, we aim to deliver a growing portfolio of highly differentiated cinematic and visualization enhancement solutions. During the first quarter, we completed work on our most technically challenging motion grading project to-date, and we also continued to expand the ecosystem of theater operators endorsing our TrueCut Motion format. With a strong balance sheet, industry-leading technology and a lean organization, we are well capitalized to execute on our strategic growth objectives as global technology licensing company.”

As previously announced, on January 6, 2026, the Company completed the transaction to sell its shares in Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a subsidiary of Pixelworks (“Pixelworks Shanghai”), to a special purpose entity led by VeriSilicon Microelectronics (Shanghai). The contribution from the Pixelworks Shanghai semiconductor subsidiary to the operating results of the Company for the first quarter of 2026 was determined to be immaterial. Therefore, the Company’s reported financial results contained in today’s press release do not include discontinued operations activity from the first several days of January 2026 before the sale closed.

Conference Call Information
Pixelworks will host a conference call today, May 14, 2026, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:

First Quarter 2026 Conference Call
Date: Thursday, May 14, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here

Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks (NASDAQ: PXLW) is a technology licensing company specializing in cinematic visualization solutions, including industry-leading content creation, delivery and display processing solutions that enable highly authentic viewing experiences with superior visual quality. Pixelworks has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services.

About TrueCut Motion
TrueCut Motion is a powerful video platform from Pixelworks that provides filmmakers with a new palette for motion. It enables shot-by-shot motion grading, allowing creators to manage judder, motion blur, and frame rates to achieve a consistent, cinematic look across all screens.

For more information on TrueCut Motion, visit: www.truecutmotion.com

Note: Pixelworks, the Pixelworks logo, Truecut Motion and Truecut are trademarks of Pixelworks, Inc.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements regarding the endorsement by Vue of TrueCut Motion technology and the Company’s strategy to grow as a global technology licensing business. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$446	$—
Cost of revenue	193	8
Gross profit	253	(8)
Operating expenses:
Research and development (1)	965	971
Selling, general and administrative (2)	2,203	2,114
Restructuring	1,995	—
Total operating expenses	5,163	3,085
Loss from operations	(4,910)	(3,093)
Interest income	319	38
Loss before income taxes	(4,591)	(3,055)
Benefit for income taxes	(22)	(240)
Net loss from continuing operations	(4,569)	(2,815)
Net income (loss) from discontinued operations, net of income taxes	85,153	(5,205)
Net income (loss)	80,584	(8,020)
Less: Net loss attributable to redeemable non-controlling interest and non-controlling interest	—	259
Net income (loss) attributable to Pixelworks, Inc.	$80,584	$(7,761)

Net loss from continuing operations per share - basic and diluted	$(0.72)	$(0.56)
Net income (loss) from discontinued operations per share:
Basic	$13.41	$(1.03)
Diluted	$13.17	$(1.03)
Net income (loss) attributable to Pixelworks, Inc. per share:
Basic	$12.69	$(1.54)
Diluted	$12.46	$(1.54)
Weighted average shares outstanding:
Basic	6,352	5,049
Diluted	6,468	5,049

PIXELWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$57,821	$11,243
Prepaid expenses and other current assets	1,332	568
Current assets held for sale	—	38,422
Total current assets	59,153	50,233
Property and equipment, net	247	205
Operating lease right-of-use assets	535	704
Other assets, net	64	121
Total assets	$59,999	$51,263
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$205	$—
Accrued liabilities and current portion of long-term liabilities	1,833	1,972
Current portion of income taxes payable	59	43
Current liabilities held for sale	—	18,005
Total current liabilities	2,097	20,020
Operating lease liabilities, net of current portion	232	298
Income taxes payable, net of current portion	443	508
Deferred tax liability	—	31
Total liabilities	2,772	20,857
Commitments and contingencies
Redeemable non-controlling interest	—	28,600
Shareholders’ equity:
Preferred stock	—	—
Common stock	504,765	504,405
Accumulated other comprehensive income	257	2,882
Accumulated deficit	(447,795)	(528,379)
Total Pixelworks, Inc. shareholders’ equity (deficit)	57,227	(21,092)
Non-controlling interest	—	22,898
Total shareholders' equity	57,227	1,806
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$59,999	$51,263

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com